As filed with the Securities and Exchange Commission on March 29 , 2019

Registration No. 333-213031

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROYAL ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3480036
(State of Incorporation)	(IRS Employer ID No.)

56 Broad Street, Suite 2, Charleston, SC 29401

(843) 900-7693

(Address and Telephone Number of Principal Executive Offices)

Richard Boone, Chief Executive Officer

Royal Energy Resources, Inc.

56 Broad Street, Suite 2

Charleston, SC 29401

(843) 900-7693

(Name and address of agent for service)

COPIES TO:

Robert J. Mottern, Esq.

Davis Gillett Mottern & Sims, LLC

1230 Peachtree Street, N.E., Suite 2445

Atlanta, Georgia 30309

Telephone: (404) 607-6933

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement of Royal Energy Resources, Inc. (the “Company”) on Form S-3 (the “Registration Statement”), Registration No. 333-213031, filed on August 9, 2016, and declared effective on September 16, 2016, pertaining to the registration of an indeterminate aggregate amount of securities.

The Company is terminating all offerings of its securities pursuant to the Registration Statement. The Company, by filing this Post-Effective Amendment, hereby terminates the effectiveness of the Registration Statement and removes from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on March 29 , 2019.

ROYAL ENERGY RESOURCES, INC.

Date: March 29 , 2019	/s/ Richard A. Boone
	By:	Richard A. Boone, Chief Executive Officer